SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2008

KINDER TRAVEL, INC.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Nevada	000-52703	20-4939361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
20385 64th Avenue Langley, British Columbia Canada V2Y 1N5
(Address of principal executive offices)
(604) 514-1962
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 –  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on April 15, 2009, the Board of Directors (the "Board") of Kinder Travel Inc., a Nevada corporation (the "Company") approved the execution of an asset purchase agreement dated April 15, 2009 (the “Agreement”) with Phoinos Oxford Lifesciences Limited, a company incorporated under the laws of the Federation of St. Kitts & Nevis (the “Seller”).

The Board of Directors has been engaged in discussions regarding strategic business operational planning. In furtherance of this strategic planning, the Board has been engaged in negotiations regarding a transaction in which the Company will acquire the right, title and interest in and to three separate medical patents owned by the Seller (collectively, the “Medical Patents”).

In accordance with the terms and provisions of the Agreement: (i) the Company will purchase the right, title and interest in and to the Medical Patents for a $75,000 (the “Purchase Price”); (ii) as payment of the Purchase Price for the Medical Patents, the Company shall issue to the Seller an aggregate of 250,000 shares of the Company’s common stock valued at $0.30  per share.

The Agreement is subject to due diligence to be conducted by the Company and Seller.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Asset Purchase Agreement dated April 15, 2008 between Kinder Travel Inc. and Phoinos Oxford Lifesciences Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER TRAVEL INC.
DATE: April 17, 2009	/s/ Aaron Whiteman
Name: Aaron Whiteman Title: President